UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-00121	23-1498399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA	19034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 784-6000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 6, 2007, Kulicke and Soffa Industries, Inc. (the “Company”) issued $110,000,000 aggregate principal amount of convertible subordinated notes due 2012 (the “Notes”), including exercise of the initial purchaser’s over-allotment option for $10,000,000 aggregate principal amount of Notes. The Notes were issued pursuant to an indenture (the “Indenture”), dated as of June 6, 2007, between the Company and The Bank of New York, as trustee. The Notes are unsecured subordinated obligations of the Company, will pay interest semiannually at a rate of 0.875% annum and will mature on June 1, 2012.

Holders of the Notes may convert their notes based on an initial conversion rate of approximately 69.6621 shares per $1,000 principal amount of notes (equal to an initial conversion price of approximately $14.355 per share) only under the following circumstances: (1) during specified periods, if the price of the Company’s common stock exceeds specified thresholds; (2) during specified periods, if the trading price of the Notes is below a specified threshold; (3) at any time on or after May 1, 2012 or (4) upon the occurrence of certain corporate transactions. The initial conversion rate will be adjusted for certain events. The Company presently intends to satisfy any conversion of the Notes with cash up to the principal amount of the Notes and, with respect to any excess conversion value, with shares of the Company’s common stock. The Company has the option to elect to satisfy its conversion obligations in cash, common stock or a combination thereof.

The Notes will not be redeemable at the Company’s option. Holders of the Notes will not have the right to require the Company to repurchase their Notes prior to maturity except in connection with the occurrence of certain fundamental change transactions. The Notes may be accelerated upon an event of default as described in the Indenture and will be accelerated upon bankruptcy, insolvency, appointment of a receiver and similar events with respect to the Company.

In connection with the issuance of the Notes, on June 6, 2007, the Company entered into a registration rights agreement with Banc of America Securities LLC, as the initial purchaser (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a shelf registration statement with the Securities and Exchange Commission covering resale of the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes within 120 days after issuance of the Notes. The Company also agreed to use its reasonable efforts to cause the shelf registration statement to become effective under the Securities Act of 1933, as amended (the “Securities Act”), no later than 210 days after issuance of the Notes.

The summary of each of the Indenture, the Notes and the Registration Rights Agreement is qualified in its entirety by reference to the text of the documents, which are included as exhibits hereto and are incorporated herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above regarding the Indenture is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On June 6, 2007, the Company issued a press release announcing the closing of its offering of the Notes. A copy of the press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities. The Notes and the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

Item 9.01.	Financial Statements Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Indenture between the Company and The Bank of New York, dated as of June 6, 2007

4.2	Form of 0.875% Convertible Subordinated Note due 2012 (included in Exhibit 4.1)

10.1	Registration Rights Agreement between the Company and Banc of America Securities LLC, dated as of June 6, 2007

99.1	Press Release dated June 6, 2007 announcing the closing of the Notes offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: June 7, 2007	By:	/s/ Maurice E. Carson
	Name:	Maurice E. Carson
	Title:	Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture between the Company and The Bank of New York, dated as of June 6, 2007

4.2	Form of 0.875% Convertible Subordinated Note due 2012 (included in Exhibit 4.1)

10.1	Registration Rights Agreement among the Company and Banc of America Securities LLC, dated as of June 6, 2007

99.1	Press Release dated June 6, 2007 announcing the closing of the Notes offering